EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of Common Stock of HEICO Corp., dated February 5, 2004, and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934.

Date: February 5, 2004	Susquehanna Investment Group

	By:	/s/ Todd Silverberg
Todd Silverberg, General Counsel

Date: February 5, 2004	SIG Specialists, Inc.

	By:	/s/ Todd Silverberg
Todd Silverberg, General Counsel